                         Report of Independent Auditors




To the Board of Directors and Stockholders of Landmark Bancshares, Inc.
Dodge City, Kansas


We have audited the accompanying consolidated statements of financial condition of Landmark Bancshares, Inc. and subsidiary as of September 30, 2000 and 1999, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended September 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landmark Bancshares, Inc. and subsidiary as of September 30, 2000 and 1999, and the results of their operations and cash flows for each of the three years in the period ended September 30, 2000 in conformity with generally accepted accounting principles.




                                                 /s/Regier Carr & Monroe, L.L.P.
                                                 -------------------------------
                                                 Regier Carr & Monroe, L.L.P.

October 26, 2000
Wichita, Kansas

                            Landmark Bancshares, Inc.

                 Consolidated Statements of Financial Condition
                           September 30, 2000 and 1999

ASSETS                                                                2000            1999
                                                                  ------------    -------------
Cash and due from banks:
    Non-interest bearing                                         $   1,335,431    $   1,598,533
    Interest bearing                                                 3,754,540        4,377,197
                                                                 -------------    -------------
          Total cash and due from banks                              5,089,971        5,975,730
Time deposits in other financial institutions                          281,771          289,864
Investment securities held-to-maturity (estimated market
    value of $27,263,608 and $27,969,640 at September 30,
    2000 and 1999, respectively)                                    28,666,885       28,849,853
Investment securities available-for-sale                             9,587,607       12,022,530
Mortgage-backed securities held-to-maturity (estimated
    market value of $10,035,853 and $13,471,716 at
    September 30, 2000 and 1999, respectively)                      10,112,018       13,489,174
Loans receivable, net                                              182,659,647      177,236,196
Loans held-for-sale                                                  8,854,493          604,395
Accrued income receivable                                            1,641,904        1,547,901
Foreclosed assets, net                                                 170,724          146,883
Office properties and equipment, net                                 1,635,170        1,759,770
Prepaid expenses and other assets                                    1,666,882        1,949,751
Income taxes receivable, current                                        99,217          154,072
Deferred income taxes                                                  209,686           89,865
                                                                 -------------    -------------
          Total assets                                           $ 250,675,975    $ 244,115,984
                                                                 =============    =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Deposits                                                     $ 165,325,440    $ 158,936,292
    Advances and other borrowings from
       Federal Home Loan Bank                                       57,000,000       58,000,000
    Advances from borrowers for taxes and insurance                  2,337,045        2,143,805
    Accrued expenses and other liabilities                           2,351,486        2,631,740
                                                                 -------------    -------------
          Total liabilities                                        227,013,971      221,711,837
                                                                 -------------    -------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, no par value; 5,000,000 shares
      authorized; none issued
    Common stock, $0.10 par value; 10,000,000 shares
      authorized; 2,281,312 shares issued and outstanding              228,131          228,131
    Additional paid-in capital                                      22,475,208       22,706,378
    Retained income, substantially restricted                       24,022,616       22,290,140
    Accumulated other comprehensive income (loss)                     (110,594)        (120,493)
    Unamortized stock acquired by Employee Stock
      Ownership Plan                                                  (418,963)        (555,841)
    Treasury stock, at cost, 1,173,938 and 1,149,748 shares at
      September 30, 2000 and 1999, respectively                    (22,534,394)     (22,144,168)
                                                                 -------------    -------------
          Total stockholders' equity                                23,662,004       22,404,147
                                                                 -------------    -------------
          Total liabilities and stockholders' equity             $ 250,675,975    $ 244,115,984
                                                                 =============    =============

The accompanying notes are an integral part of these consolidated financial statements.

                            Landmark Bancshares, Inc.

                      Consolidated Statements of Operations
              For the Years Ended September 30, 2000, 1999 and 1998

                                                                    2000                  1999                  1998
                                                          -------------------    ------------------    ------------------
Interest and dividend income:
    Loans, including fees                                       $ 14,782,605           $14,101,667           $13,741,660
    Debt securities:
        Taxable                                                    2,198,067             1,414,098             1,096,020
        Tax-exempt                                                    62,683                71,563                72,925
    Dividends                                                        422,436               363,280               369,990
    Mortgage-backed securities                                       764,817             1,108,444             1,926,845
                                                          -------------------    ------------------    ------------------
         Total interest and dividend income                       18,230,608            17,059,052            17,207,440
                                                          -------------------    ------------------    ------------------
Interest expense:
    Deposits                                                       7,340,453             7,515,201             7,585,688
    Borrowed funds                                                 3,888,907             2,513,394             2,630,875
                                                          -------------------    ------------------    ------------------
         Total interest expense                                   11,229,360            10,028,595            10,216,563
                                                          -------------------    ------------------    ------------------
         Net interest income                                       7,001,248             7,030,457             6,990,877

Provision for losses on loans                                        266,970               785,000               265,000
                                                          -------------------    ------------------    ------------------
    Net interest income, after provision for losses                6,734,278             6,245,457             6,725,877
                                                          -------------------    ------------------    ------------------
Non-interest income:
    Service charges and late charges                                 455,021               397,741               339,478
    Net gain on sale of available-for-sale securities                 50,768               500,123               202,299
    Net gain on sale of loans                                        180,979               462,813               472,908
    Service fees on loans sold                                       157,891               165,025               157,032
    Other                                                            132,821               110,359                54,241
                                                          -------------------    ------------------    ------------------
         Total non-interest income                                   977,480             1,636,061             1,225,958
                                                          -------------------    ------------------    ------------------
Non-interest expenses:
    Compensation and related expenses                              2,338,671             2,500,121             2,494,710
    Occupancy expense                                                259,201               252,790               243,633
    Federal insurance premium                                        106,075               149,201               156,064
    Data processing                                                  164,622               189,011               207,733
    Other expense                                                  1,187,877             1,100,272             1,032,298
                                                          -------------------    ------------------    ------------------
         Total non-interest expenses                               4,056,446             4,191,395             4,134,438
                                                          -------------------    ------------------    ------------------
         Income before income taxes                                3,655,312             3,690,123             3,817,397
                                                          -------------------    ------------------    ------------------
Income taxes:
    Currently payable                                              1,399,631             1,377,937             1,529,953
    Deferred tax expense (benefit)                                  (127,684)              (43,384)              (76,354)
                                                          -------------------    ------------------    ------------------
                                                                   1,271,947             1,334,553             1,453,599
                                                          -------------------    ------------------    ------------------
         Net income                                              $ 2,383,365           $ 2,355,570           $ 2,363,798
                                                          ===================    ==================    ==================
Earnings per share:
    Basic                                                        $      2.19           $      2.06           $      1.56
                                                          ===================    ==================    ==================
    Diluted                                                      $      2.04           $      1.87           $      1.42
                                                          ===================    ==================    ==================

              The accompanying notes are an integral part of these
                      consolidated financial statements.

                            Landmark Bancshares, Inc.

                 Consolidated Statements of Comprehensive Income
              For the Years Ended September 30, 2000, 1999 and 1998

                                                                         2000                1999                 1998
                                                               -------------------  ------------------   ------------------
Net income                                                           $  2,383,365        $  2,355,570         $  2,363,798
                                                               -------------------  ------------------   ------------------

Othercomprehensive income (loss), net of tax: Unrealized gains (losses) on securities:
         Unrealized holding gains (losses) arising
            during period                                                  40,944             (73,748)            (505,531)

         Less:  reclassification adjustment for
            gains included in net income                                  (31,045)           (330,081)            (133,517)
                                                               -------------------  ------------------   ------------------
     Total other comprehensive income (loss)                                9,899            (403,829)            (639,048)
                                                               -------------------  ------------------   ------------------
Comprehensive income                                                 $  2,393,264        $  1,951,741         $  1,724,750
                                                               ===================  ==================   ==================

              The accompanying notes are an integral part of these
                      consolidated financial statements.

                            Landmark Bancshares, Inc.

           Consolidated Statements of Changes in Stockholders' Equity
              For the Years Ended September 30, 2000, 1999 and 1998

                                                                               Unamortized
                                                                Accumulated       Common     Unamortized
                                    Additional                     Other          Stock      ompensation                   Total
                         Common       Paid-in     Retained     Comprehensive   Acquired by   Related to     Treasury   Stockholders'
                         Stock        Capital      Income         Income           ESOP         MSBP         Stock        Equity
                        ---------  ------------- ------------- ------------  --------------  ----------- -------------- ------------
Balance,
  September 30, 1997    $228,131   $ 22,173,827  $ 19,305,087    $ 922,384      $ (844,597)  $ (289,567)  $ (9,249,935) $32,245,330
Allocation of shares
  by Employees' Stock
  Ownership Plan                        175,691                                    151,878                                  327,569
Amortization of
  compensation related
  to Management Stock
  Bonus Plan                            108,968                                                 193,045                     302,013
Compensation related to
  stock options granted                   7,658                                                                               7,658
Net income for the
  year ended
  September 30, 1998                                2,363,798                                                             2,363,798
Cash dividend paid
  ($0.60 per share)                                  (929,243)                                                             (929,243)
Net change in unrealized
  gain on available-
  for-sale investment
  securities                                                      (639,048)                                                (639,048)
Purchase of 360,707
  treasury shares                                                                                           (8,654,310)  (8,654,310)
                        --------   ------------  ------------    ---------      ----------   ----------   ------------  -----------
Balance,
  September 30, 1998     228,131     22,466,144    20,739,642      283,336        (692,719)     (96,522)   (17,904,245)  25,023,767
Allocation of shares
  by Employees' Stock
  Ownership Plan                         98,672                                    136,878                                  235,550
Amortization of
  compensation related
  to Management Stock
  Bonus Plan                            104,809                                                  96,522                     201,331
Compensation related to
  stock options granted                  36,753                                                                              36,753
Net income for the
  year ended
  September 30, 1999                                2,355,570                                                             2,355,570
Cash dividend paid
  ($0.70 per share)                                  (805,072)                                                             (805,072)
Net change in
  unrealized gain
  on available-for-sale
  investment securities                                           (403,829)                                                (403,829)
Purchase of 196,370
  treasury shares                                                                                           (4,239,923)  (4,239,923)
                        --------   ------------  ------------    ---------      ----------   ---------    ------------  -----------
Balance,
  September 30, 1999     228,131     22,706,378    22,290,140     (120,493)       (555,841)          -     (22,144,168)  22,404,147
Allocation of shares by
  Employees' Stock
  Ownership Plan                         59,134                                    136,878                                  196,012
Compensation related to
  stock options granted                  48,585                                                                              48,585
Exercise of stock options,
  35,958 treasury shares               (338,889)                                                               692,308      353,419
Net income for the
  year ended
  September 30, 2000                                2,383,365                                                             2,383,365
Cash dividend paid
  ($0.60 per share)                                  (650,889)                                                             (650,889)
Net change in unrealized
  gain on available-
  for-sale investment
  securities                                                         9,899                                                    9,899
Purchase of 60,148
  treasury shares                                                                                           (1,082,534)  (1,082,534)
                        --------   ------------  ------------    ---------      ----------   ---------     ------------  -----------
Balance,
  September 30, 2000    $228,131   $ 22,475,208  $ 24,022,616    $(110,594)     $ (418,963)  $       -    $(22,534,394) $23,662,004
                        ========   ============  ============    =========      ==========   =========    ============  ===========

              The accompanying notes are an integral part of these
                     consolidated financial statements.

                            Landmark Bancshares, Inc.

                      Consolidated Statements of Cash Flows
              For the Years Ended September 30, 2000, 1999 and 1998

                                                                             2000                1999                1998
                                                                   ------------------  ------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                         $  2,383,365        $  2,355,570        $ 2,363,798
     Adjustments to reconcile net income to net cash
         provided (used) by operating activities:
            Depreciation                                                     231,345             208,330            157,885
            Realized gain on sale of investment securities
              available-for-sale                                             (50,768)           (500,123)          (202,299)
            (Increase) decrease in accrued interest receivable               (94,003)           (104,054)             2,758
            Decrease in income taxes                                         (72,828)           (169,974)           (38,272)
            Increase (decrease) in accounts payable and
               accrued expenses                                             (280,254)            894,660           (567,513)
            Amortization of premiums and discounts
              on investments and loans, net                                  (60,664)           (116,723)           (85,099)
            Amortization of mortgage servicing rights                         89,036              90,636             50,692
            Provision for losses on loans                                    266,970             785,000            265,000
            Sale of loans held-for-sale                                    8,939,705          23,698,249         22,831,874
            Gain on sale of loans held-for-sale                             (180,979)           (462,813)          (472,908)
            Origination of loans held-for-sale                            (9,787,423)        (20,482,876)       (20,450,773)
            Purchase of loans held-for-sale                                                     (671,690)        (1,033,045)
            Amortization related to MSBP and ESOP                            136,878             233,400            344,923
            Other non-cash items, net                                        146,302             158,510            105,714
                                                                   ------------------  ------------------  -----------------
Net cash provided by operating activities                                  1,666,682           5,916,102          3,272,735
                                                                   ------------------  ------------------  -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Loan originations and principal collections, net                      2,267,263           8,318,338         (1,076,137)
     Loans purchased for investment                                      (15,431,149)        (14,529,810)       (16,852,563)
     Principal repayments on mortgage-backed securities                    3,371,577           8,988,926         14,943,744
     Acquisition of mortgage-backed securities
       held-to-maturity                                                                         (763,809)
     Acquisition of investment securities held-to-maturity                                   (22,425,730)       (10,885,469)
     Acquisition of investment securities available-for-sale                (825,000)         (4,439,929)        (3,588,429)
     Acquisition of equity investment                                                                              (250,000)
     Proceeds on disposition of equity investment                            165,525
     Proceeds from sale of investment securities
       available-for-sale                                                  3,328,452           1,478,042            647,553
     Proceeds from maturities and calls of investment
       securities held-to-maturity                                           200,000           5,191,000         18,150,000
     Net (increase) decrease in time deposits                                  8,093             (39,997)          (139,287)
     Proceeds from sale of foreclosed assets                                 281,826             231,838            488,420
     Acquisition of fixed assets                                            (106,745)           (249,886)          (698,917)
     Other investing activity, net                                           (14,667)           (181,749)          (114,061)
                                                                   ------------------  ------------------  -----------------
Net cash provided (used) by investing activities                          (6,754,825)        (18,422,766)           624,854
                                                                   ------------------  ------------------  -----------------

              The accompanying notes are an integral part of these
                     consolidated financial statements.

                            Landmark Bancshares, Inc.

              For the Years Ended September 30, 2000, 1999 and 1998

                                                                              2000                 1999                1998
                                                                   -------------------  -------------------  ------------------
CASH FLOWS FROM FINANCING ACTIVITIES

    Net increase in deposits                                            $   6,389,148        $   4,143,376       $  10,058,177
    Net increase in escrow accounts                                           193,240              239,635             231,113
    Proceeds from FHLB advances and other borrowings                      405,500,000           91,800,000          31,700,000
    Repayment of FHLB advances and other borrowings                      (406,500,000)         (75,500,000)        (36,200,000)
    Purchase of treasury stock                                             (1,082,534)          (4,239,923)         (8,654,310)
    Proceeds from exercise of stock options                                   359,580
    Dividends paid                                                           (650,889)            (805,072)           (929,243)
    Other financing activity, net                                              (6,161)
                                                                   -------------------  -------------------  ------------------
Net cash provided (used) by financing activities                            4,202,384           15,638,016          (3,794,263)
                                                                   -------------------  -------------------  ------------------
Net (decrease) increase in cash and cash equivalents                         (885,759)           3,131,352             103,326

Cash and cash equivalents at beginning of year                              5,975,730            2,844,378           2,741,052
                                                                   -------------------  -------------------  ------------------
Cash and cash equivalents at end of year                                $   5,089,971        $   5,975,730       $   2,844,378
                                                                   ===================  ===================  ==================

SUPPLEMENTAL DISCLOSURES Cash paid during the year for:
      Interest on deposits, advances and other
        borrowings                                                       $ 11,409,059         $ 10,228,772         $ 9,899,846

      Income taxes                                                          1,296,189            1,399,718           1,382,903

    Transfers from loans to foreclosed assets                                 601,429              685,585             377,107

    Loans to facilitate the sale of foreclosed assets                         115,863               15,606             325,814

    Net transfer of loans held for investment to held-for-sale              7,221,401            1,325,297           2,827,880

              The accompanying notes are an integral part of these
                     consolidated financial statements.

                            Landmark Bancshares, Inc.

                   Notes to Consolidated Financial Statements
                        September 30, 2000, 1999 and 1998

1.      Summary of Significant Accounting Policies

        Nature of operations:
        Landmark Bancshares, Inc. (the Company) is a Kansas corporation and is the parent company of its wholly-owned subsidiary, Landmark Federal Savings Bank (the Bank). At the present time, the Company does not conduct any active business other than operation of the Bank.

        Landmark Federal Savings Bank is primarily engaged in attracting deposits from the general public and using those deposits, together with other funds, to originate real estate loans on one- to four- family residences, commercial and consumer loans. The Bank conducts its business from its main office in Dodge City and also has five branch offices located in Dodge City, Garden City, Great Bend, Hoisington and LaCrosse, Kansas. The Bank also has a loan origination office in the Kansas City area. In addition, the Bank invests in mortgage-backed securities and investment securities. The Bank offers its customers fixed rate and adjustable rate mortgage loans, as well as other loans, including commercial, auto, home equity and savings account loans.

        Basis of presentation and consolidation:
        The accompanying consolidated financial statements include the accounts of Landmark Bancshares, Inc. and its wholly-owned subsidiary, Landmark Federal Savings Bank. Significant intercompany transactions and balances have been eliminated in consolidation.

        Use of estimates:
        The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

        Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of assets acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan losses and the valuation of assets acquired by foreclosure, management obtains independent appraisals for significant properties.

        Management believes that the allowances for losses on loans and valuations of assets acquired by foreclosure are adequate and appropriate. While management uses available information to recognize losses on loans and assets acquired by foreclosure, future losses may be accrued based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and valuations of assets acquired by foreclosure. Such agencies may require the Bank to recognize additional losses based on their judgment of information available to them at the time of their examination.

        Cash and cash equivalents:
        Cash and cash equivalents include unrestricted cash on hand, demand deposits maintained in depository institutions and other readily convertible investments with original maturities when purchased of three months or less. All time deposits in other depository institutions are treated as non-cash equivalents.

        Investment and mortgage-backed securities:
        Regulations require the Bank to maintain liquidity for maturities of deposits and other short-term borrowings in cash, U.S. Government and other approved securities.

        Investments, including mortgage-backed securities, are classified as held-to-maturity, trading or available-for-sale. Held-to-maturity securities are securities for which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost. Trading securities are securities held principally for resale and are reported at fair value, with unrealized changes in value reported in the bank's income statement as part of earnings. Available-for-sale securities are securities not classified as trading or as held-to-maturity securities and are also reported at fair value, but any unrealized appreciation or depreciation, net of tax effects, are reported as a separate component of equity.

        Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

        Gains and losses on the sale of investment and mortgage-backed securities are determined using the specific-identification method. All sales are made without recourse.

        Loans receivable:
        Loans receivable that management has intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balances, net of undisbursed loan proceeds, the allowance for loan losses, any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans. Premiums and discounts on purchased residential real estate loans are amortized to income using the interest method over the estimated remaining period to maturity. Loan origination fees and certain direct costs are capitalized and recognized as an adjustment of the yield of the related loan.

        The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, the current level of non-performing assets and current economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

        A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

        Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

        The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Consumer loans are typically charged off no later than 180 days past due. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

        All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

        Loans held-for-sale:
        Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

        Foreclosed assets:
        Assets acquired through, or in lieu of, foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. Subsequent to foreclosure, management periodically performs valuations, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds the fair value less estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets. The historical average holding period for such property is approximately six months.

        Mortgage servicing rights:
        Servicing assets are recognized as separate assets when rights are acquired through purchase or through sale of financial assets. Capitalized servicing rights are reported in other assets and are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

        Derivative financial instruments:
        All derivative financial instruments previously held or issued by the Company were held or issued for purposes other than trading. The Company did not hold or issue any derivative financial instruments during the years ended September 30, 2000, 1999 and 1998.

        Credit related financial instruments:
        In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

        Office properties and equipment:
        Office properties and equipment are stated at cost less accumulated deprecation. Depreciation is computed on a straight-line basis or accelerated methods over the estimated useful lives of five to fifty years for buildings and improvements and three to twenty years for furniture, fixtures, equipment and automobiles.

        Transfers of financial assets:
        Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

        Income taxes:
        Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

        Advertising costs:
        Advertising costs are expensed as incurred and included in other non-interest expense. Advertising expenses totaled $91,411, $64,152 and $74,274 for the years ended September 30, 2000, 1999 and 1998, respectively.

        Stock-based compensation:
        The Company has adopted Statement of Financial Accounting Standard
        (SFAS) No. 123, Accounting for Stock-Based Compensation, which establishes a fair-value-based method of accounting for stock compensation plans with employees and others. It applies to all arrangements under which employees receive shares of stock or other equity instruments of the employer, or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. The Company's stock options are recognized and measured in accordance with the fair-value-based method of accounting.

        Earnings per share:
        Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options and management stock bonus plan (MSBP) shares, and are determined using the treasury stock method.

        Earnings per common share have been computed based on the following:

                                                              Years Ended September 30,
                                                        -----------------------------------------------------------
                                                              2000                 1999                1998
                                                        -----------------    -----------------   ------------------
Net income                                                    $2,383,365           $2,355,570           $2,363,798
                                                        =================    =================   ==================

Average number of common shares
     outstanding                                               1,086,528            1,142,222            1,518,482
Effect of dilutive stock options                                  81,318              119,494              140,102
Effect of dilutive MSBP shares                                                            748                6,366
                                                        -----------------    -----------------   ------------------
Average number of common shares
     outstanding used to calculate diluted
     earnings per common share                                 1,167,846            1,262,464            1,664,950
                                                        =================    =================   ==================

        Comprehensive income:
        The Company adopted SFAS 130, Reporting Comprehensive Income, as of October 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income are components of comprehensive income. The adoption of SFAS 130 had no effect on the Company's net income or stockholders' equity.

        The components of other comprehensive income and related tax effects are as follows:

                                                              Years Ended September 30,
                                                        -----------------------------------------------------------
                                                              2000                 1999                1998
                                                        -----------------    -----------------   ------------------
Unrealized holding gains (losses) on
     available-for sale securities                              $ 68,528           $ (160,267)         $  (842,750)
Reclassification adjustment for losses
     (gains) realized in income                                  (50,768)            (500,123)            (202,299)
                                                        -----------------    -----------------   ------------------
Net unrealized gains (losses)                                     17,760             (660,390)          (1,045,049)
Tax effect                                                        (7,861)             256,561              406,001
                                                        -----------------    -----------------   ------------------
Net-of-tax amount                                                $ 9,899           $ (403,829)         $  (639,048)
                                                        =================    =================   ==================

        Impact of new accounting standards:
        As discussed at Note 23, the Company adopted the provisions of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as of October 1, 2000.

        In September 2000, FASB issued SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The new Statement replaces Statement 125, issued in June 1996. This Statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of Statement 125's provisions without reconsideration. SFAS 140 is effective for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. SFAS 140 is not expected to have a material effect on the Company's financial statements.

        Financial statement presentation:
        Certain items in prior year financial statements have been reclassified to conform to the 2000 presentation.

2.      Investment Securities

        The amortized cost and estimated market values of investment securities at September 30 are summarized as follows:

                                                       September 30, 2000
                                    -------------------------------------------------------
                                                      Gross         Gross        Estimated
                                       Amortized    Unrealized    Unrealized      Market
                                         Cost         Gains         Losses        Value
                                      -----------   -----------   -----------   -----------
Held-to-maturity:
  Government Agency Securities        $27,481,885   $         -   $ 1,399,854   $26,082,031
  Municipal Obligations                 1,185,000        12,797        16,220     1,181,577
                                      -----------   -----------   -----------   -----------
                                      $28,666,885   $    12,797   $ 1,416,074   $27,263,608
                                      ===========   ===========   ===========   ===========
Available-for-sale:
  Debt Securities
       Government Agency Securities   $ 2,000,000   $         -   $    47,813   $ 1,952,187
       Corporate Bonds                    200,000                      18,187       181,813
  Common Stock                          3,756,890       493,186       606,469     3,643,607
  Stock in FHLB, at cost                3,800,000                                 3,800,000
  Other                                    10,000                                    10,000
                                      -----------   -----------   -----------   -----------
                                      $ 9,766,890   $   493,186   $   672,469   $ 9,587,607
                                      ===========   ===========   ===========   ===========

                                                            September 30, 1999
                                           ----------------------------------------------------
                                                           Gross        Gross       Estimated
                                           Amortized     Unrealized   Unrealized      Market
                                              Cost         Gains        Losses        Value
                                          -----------   -----------   -----------   -----------
    Held-to-maturity:
      Government Agency Securities        $27,464,853   $             $   887,041   $26,577,812
      Municipal Obligations                 1,385,000        16,453         9,625     1,391,828
                                          -----------   -----------   -----------   -----------
                                          $28,849,853   $    16,453   $   896,666   $27,969,640
                                          ===========   ===========   ===========   ===========
    Available-for-sale:
      Debt Securities
           Government Agency Securities   $ 4,000,000   $         -   $             $ 4,000,000
           Corporate Bonds                    200,000         2,000         9,000       193,000
      Common Stock                          4,568,574       537,790       727,834     4,378,530
      Stock in FHLB, at cost                3,441,000                                 3,441,000
      Other                                    10,000                                    10,000
                                          -----------   -----------   -----------   -----------
                                          $12,219,574   $   539,790   $   736,834   $12,022,530
                                          ===========   ===========   ===========   ===========

        Government agency securities above include bonds and notes issued by various government agencies. Those agencies include the following:
        Fannie Mae, Freddie Mac and Federal Home Loan Bank. Federal Home Loan Bank members are required to maintain an investment in stock at an amount equal to a percentage of outstanding home loans. For disclosure purposes such stock, which is carried at cost, is assumed to have a market value that is equal to cost.

        The amortized cost and estimated market value of debt securities by contractual maturity as of September 30, 2000 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                         September 30, 2000
                                         ------------------------------------------------------
                                             Held-to-Maturity           Available-for-Sale
                                         --------------------------  --------------------------
                                          Amortized     Estimated     Amortized     Estimated
                                            Cost       Market Value     Cost       Market Value
                                         -----------   ------------  -----------   ------------
Due in one year or less                  $   200,000   $   200,000   $             $         -
Due after one year through five years      3,400,000     3,340,016       150,000       141,375
Due after five years through ten years    22,066,885    20,947,655
Due after ten years                        3,000,000     2,775,937     2,050,000     1,992,625
                                         -----------   -----------   -----------   -----------
                                         $28,666,885   $27,263,608   $ 2,200,000   $ 2,134,000
                                         ===========   ===========   ===========   ===========

        Gross realized gains and (losses) on sales of investment securities and related tax benefit (provision) during the years ended September 30 are as follows:

                                    2000         1999         1998
                                 ---------    ---------    ---------
Available-for-sale securities:
     Realized gains              $  92,516    $ 509,255    $ 202,299
     Realized losses               (41,748)      (9,132)           -
                                 ---------    ---------    ---------
                                 $  50,768    $ 500,123    $ 202,299
                                 =========    =========    =========
Tax benefit (provision)          $ (19,723)   $(194,298)   $ (78,593)
                                 =========    =========    =========

        Proceeds from sales of available-for-sale securities were $3,328,452, $1,478,042 and $647,553 for the years ended September 30, 2000, 1999 and 1998, respectively. During the year ended September 30, 2000 sales consisted of common stock of unrelated financial corporations, stock in FHLB and government agency securities. During the years ended September 30, 1999 and 1998, sales consisted of common stock of unrelated financial corporations. Investment securities with a carrying amount of $29,454,380 and $19,500,000 as of September 30, 2000 and 1999, respectively, were pledged as collateral for public funds as discussed in Note 9.

3.      Mortgage-Backed Securities

        Mortgage-backed securities, all of which were classified as held-to-maturity at September 30, 2000 and 1999, consist of the following:

                                                         September 30, 2000
                                        -----------------------------------------------------
                                                        Gross            Gross     Estimated
                                         Amortized    Unrealized       Unrealized   Market
                                            Cost        Gains            Losses      Value
                                        -----------   -----------      --------    ----------

GNMA - fixed rate                       $    43,616   $       224      $      -    $   43,840
FNMA - ARMs                               4,985,758        13,077        54,396     4,944,439
FHLMC - ARMs                              1,461,099        11,859         3,016     1,469,942
FHLMC - fixed rate                           49,505           256           289        49,472
FNMA - fixed rate                           305,495         5,230                     310,725
Collateralized mortgage obligations -
  government agency issue                 2,363,257         7,578        43,183     2,327,652
Collateralized mortgage
  obligations-private issues                903,288                      13,505       889,783
                                        -----------   -----------      --------    ----------
                                        $10,112,018   $    38,224      $114,389   $10,035,853
                                        ===========   ===========      ========   ===========

                                                           September 30, 1999
                                        -----------------------------------------------------
                                                        Gross            Gross     Estimated
                                         Amortized    Unrealized       Unrealized   Market
                                            Cost        Gains            Losses     Value
                                        -----------   -----------      --------   -----------
GNMA - fixed rate                       $   103,124   $     1,693      $      -   $   104,817
FNMA - ARMs                               5,901,429        27,530        47,602     5,881,357
FHLMC - ARMs                              1,900,940        19,066         3,134     1,916,872
FHLMC - fixed rate                           79,967         1,165           119        81,013
FNMA - fixed rate                           343,808         7,188                     350,996
Collateralized mortgage obligations -
  government agency issue                 3,862,807        15,579        32,719     3,845,667
Collateralized mortgage
  obligations-private issues              1,297,099         2,109         8,214     1,290,994
                                        -----------   -----------      --------   -----------
                                        $13,489,174   $    74,330      $ 91,788   $13,471,716
                                        ===========   ===========      ========   ===========

        Collateralized mortgage obligations consist of floating rate and fixed rate notes with varying contractual principal maturities. The Bank has no principal only, interest only, or residual collateralized mortgage obligations.

        There were no mortgage-backed securities classified as available-for-sale for years ended September 30, 2000, 1999 or 1998, respectively.

        Mortgage-backed securities with a carrying amount of $8,604,843 and $6,171,483 at September 30, 2000 and 1999, respectively, were pledged as collateral for public funds as discussed in Note 9.

4.      Loans Receivable

        Loans receivable at September 30, are summarized as follows:

                                                                September 30,
                                                        ------------------------------
                                                             2000             1999
                                                        -------------    -------------
Real estate loans:
      Residential                                       $ 147,514,858    $ 138,008,961
      Construction                                            857,486        1,847,609
      Commercial                                            9,331,198        9,050,225
      Second mortgage                                      10,403,434        9,716,029
Commercial business                                         7,033,573        6,531,200
Consumer                                                    9,050,233       13,578,547
                                                        -------------    -------------
Gross loans                                               184,190,782      178,732,571

Less:  Net deferred loan fees, premiums and discounts        (154,428)        (178,699)
          Allowance for loan losses                        (1,376,707)      (1,317,676)
                                                        -------------    -------------
Total loans, net                                        $ 182,659,647    $ 177,236,196
                                                        =============    =============

        The following is an analysis of the change in the allowance for loss on loans:

                                      2000           1999           1998
                                  -----------    -----------    -----------
Balance, beginning                $ 1,317,676    $ 1,136,753    $   968,623
Provision charged to operations       266,970        785,000        265,000
Loans charged off                    (352,390)      (657,712)      (107,070)
Recoveries                            144,451         53,635         10,200
                                  -----------    -----------    -----------
Balance, ending                   $ 1,376,707    $ 1,317,676    $ 1,136,753
                                  ===========    ===========    ===========

        Impairment of loans having recorded investments of $505,276 at September 30, 2000 and $353,790 at September 30, 1999 have been recognized in conformity with FASB Statement No. 114, as amended by FASB Statement No.
        118. The average recorded investment in impaired loans during the years ended September 30, 2000, 1999 and 1998 was $429,533, $429,669 and
        $438,658, respectively. Allowances for loss on these loans are included in the above analysis of the overall allowance for loss on loans. There are no specific loss provisions associated with impaired loans as of September 30, 2000 and 1999. Interest income on impaired loans of $25,858, $27,139 and $31,803 was recognized for cash payments received for the year ended September 30, 2000, 1999 and 1998, respectively.

        It is Bank policy not to modify interest rates below the then current market rate on loans associated with troubled debt restructuring. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

        See Note 18 for disclosure of loans to related parties.

5.      Mortgage Servicing Rights

        Mortgage loans serviced for others are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans at September 30 are summarized as follows:

                             2000          1999          1998
                          -----------   -----------   -----------
FHLMC                     $55,384,983   $60,153,338   $58,336,823
Other investors             2,727,416     1,790,728     1,809,812
                          -----------   -----------   -----------
                          $58,112,399   $61,944,066   $60,146,635
                          ===========   ===========   ===========

        Custodial escrow balances maintained in connection with the foregoing loan servicing and included in demand deposits, were approximately $44,540 and $59,955 at September 30, 2000 and 1999.

        The following is an analysis of the changes in mortgage servicing rights during the year ended September 30, 2000, 1999 and 1998:

                                 2000         1999         1998
                              ---------    ---------    ---------

Balance, beginning            $ 318,543    $ 225,835    $  96,199
Additions                        34,015      183,344      180,311
Amortization                    (89,036)     (90,636)     (50,675)
                              ---------    ---------    ---------

Balance, ending               $ 263,522    $ 318,543    $ 225,835
                              =========    =========    =========

        The fair value of servicing rights as of September 30, 2000 and 1999 was determined to approximate book value, based on values of FHLMC servicing of comparable stratification, including prepayment speeds. No valuation allowance was recorded against mortgage servicing rights at September 30, 2000 and 1999.

6.      Accrued Income Receivable

        Accrued interest receivable at September 30 is summarized as follows:

                                2000         1999
                             ----------   ----------

Mortgage-backed securities   $   66,678   $   83,235
Loans receivable              1,121,751    1,030,071
Investments                     453,475      434,595
                             ----------   ----------

                              $1,641,904 $1,547,901
                             ==========   ==========

7.      Foreclosed Assets

        Real estate owned or in judgment and other repossessed assets consist of the following:

                                                    September 30,
                                                 -------------------
                                                   2000       1999
                                                 --------   --------

Real estate acquired by foreclosure              $130,000   $      -
Real estate loans in judgment
  and subject to redemption                        40,724     70,081
Other foreclosed assets                                       76,802
                                                 --------   --------
                                                 $170,724   $146,883
                                                 ========   ========

        There was no activity in the allowance for loss account for the years ended September 30, 2000, 1999 and 1998.

        Income (loss) from foreclosed assets, included in other non-interest income, for the years ended September 30 are as follows:

                                             2000        1999        1998
                                           --------    --------    --------

Net gain on sale of foreclosed assets      $  4,792    $  3,711    $ 24,677
Operating expenses, net of rental income    (38,877)    (20,773)    (13,142)
                                           --------    --------    --------
Balance, ending                            $(34,085)   $(17,062)   $ 11,535
                                           ========    ========    ========

8.      Office Properties and Equipment

        Office properties and equipment are stated at cost less accumulated depreciation as follows:

                                                September 30,
                                           -----------------------
                                              2000         1999
                                           ----------   ----------

Land                                       $  298,366   $  298,366
Office building and improvements            1,958,977    1,955,675
Furniture, fixtures and equipment           1,241,367    1,138,044
Automobiles                                    11,544       11,544
                                           ----------   ----------
                                            3,510,254    3,403,629
Less accumulated depreciation               1,875,084    1,643,859
                                           ----------   ----------
                                           $1,635,170   $1,759,770
                                           ==========   ==========
Depreciation expense ($157,885 for 1998)   $  231,345   $  208,330
                                           ==========   ==========

9.      Deposits

        Deposits at September 30 are summarized as follows:

                                     2000           1999
                                 ------------   ------------
Demand  accounts:
     Interest-bearing            $ 16,132,399   $ 21,323,449
     Non-interest bearing           4,445,472      3,960,610
                                 ------------   ------------

         Total demand accounts     20,577,871     25,284,059
Savings deposits                    8,052,345      7,561,096
Certificates of deposit           136,695,224    126,091,137
                                 ------------   ------------
                                 $165,325,440   $158,936,292
                                 ============   ============

        The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 as of September 30, 2000 and 1999 was approximately $46,933,583 and $26,987,714, respectively. Deposit accounts as of September 30, 2000 included public funds of $37,411,681. Public funds were collateralized by investment securities and mortgage-backed securities as discussed in Notes 2 and 3. Public funds were also guaranteed by letters of credit totaling $5,000,000 issued by the FHLB.

        At September 30, 2000, scheduled maturities of certificates of deposit are as follows:

       Year Ending September 30,
----------------------------------------

                 2000                              $117,992,165
                 2001                                14,209,738
                 2002                                 3,349,042
                 2003                                   776,821
                 2004                                   355,458
              Thereafter                                 12,000
                                           ---------------------
                                                   $136,695,224
                                           =====================

10.     Advances and other Borrowings from Federal Home Loan Bank

        Advances and other borrowings from the Federal Home Loan Bank at September 30 are summarized as follows:

                            2000          1999
                        -----------   -----------
Advances                $57,000,000   $35,000,000
Line of credit                         23,000,000
                        -----------   -----------
                        $57,000,000   $58,000,000
                        ===========   ===========

        Advances and other borrowings from the Federal Home Loan Bank at September 30 consist of the following:

   Fiscal                            2000                                    1999
                 -----------------------------------------  ---------------------------------------
    Year                                       Weighted                                 Weighted
  Maturity                Amount             Average Rate           Amount            Average Rate
--------------   --------------------   ------------------  ------------------   ------------------
    2000                $                              %         $ 37,000,000               5.76 %
    2001                  30,000,000              6.62
    2002
    2003
    2004                   8,000,000              6.01              8,000,000               4.93
    2005                  10,000,000              6.10
 Thereafter                9,000,000              5.75             13,000,000               4.64
                 --------------------   ------------------  ------------------   ------------------
                        $ 57,000,000              6.31 %         $ 58,000,000               5.39 %
                 ====================   ==================  ==================   ==================

        At September 30, 2000 the Company had $0 outstanding under a line of credit with the Federal Home Loan Bank. There is no stated limit on the line of credit, the FHLB evaluates the credit limitations based on various criteria. The line of credit matures on February 2, 2001 and bears interest at the line of credit rate established by the Federal Home Loan Bank. This rate is adjusted from time to time. The rate as of September 30, 2000 was 6.90%. At September 30, 1999 the Company had $23,000,000 outstanding under a $30,000,000 line of credit, due February 4, 1999.

        The advances and line of credit are collateralized as of September 30, 2000 and 1999 by a blanket pledge agreement, including all stock in Federal Home Loan Bank, qualifying first mortgage loans, certain mortgage-related securities and other investment securities.

11.     Income Taxes

        The Company and subsidiary file consolidated income tax returns. Allocation of federal and state income taxes between current and deferred portions is as follows:

                                            Years ended September 30,
                                 -----------------------------------------------
                                      2000             1999             1998
                                  -----------      -----------      -----------
Current tax provision:
      Federal                     $ 1,240,908      $ 1,212,852      $ 1,289,824
      State                           158,723          165,085          240,129
                                  -----------      -----------      -----------
                                    1,399,631        1,377,937        1,529,953
                                  -----------      -----------      -----------
Deferred tax provision:
      Federal                        (112,745)         (38,308)         (67,421)
      State                           (14,939)          (5,076)          (8,933)
                                  -----------      -----------      -----------
                                     (127,684)         (43,384)         (76,354)
                                  -----------      -----------      -----------
                                  $ 1,271,947      $ 1,334,553      $ 1,453,599
                                  ===========      ===========      ===========

        The Company's effective income tax rate was different than the statutory federal income tax rate for the following reasons:

                                                     2000              1999              1998
                                               ----------------  ----------------  ---------------

Statuatory federal income tax                           34.0 %           34.0 %            34.0 %
Increase (reductions) resulting from:
     State taxes, net of federal tax benefit             2.3              2.9               3.6
     Other                                              (1.5)             0.7               0.5
                                               ----------------  ----------------  ---------------
                                                        34.8 %           37.6 %            38.1 %
                                               ================  ================  ===============

      The components of net deferred tax asset (liability) at September 30, 2000 and 1999 are as follows:

                                                                2000         1999
                                                              ---------    ---------
Deferred tax asset:
      Deferred loan fees and costs                            $  11,382    $  15,833
      Allowance for loan losses                                 507,180      485,433
      Deferred compensation and accrued salaries                192,508      182,874
      Equity investment in partnership                                        11,129
      Unrealized loss on available-for-sale securities           68,690       76,551
      State net operating loss                                    9,101
      Accumulated depreciation                                      690
                                                              ---------    ---------
                                                                789,551      771,820
                                                              ---------    ---------
Deferred tax liabilities:
      Accumulated depreciation                                                  (244)
      Special bad debt deduction                               (115,060)    (172,590)
      FHLB stock dividends                                     (452,664)    (496,980)
      Investment basis                                          (12,141)     (12,141)
                                                              ---------    ---------
                                                               (579,865)    (681,955)
                                                              ---------    ---------
                                                              $ 209,686    $  89,865
                                                              =========    =========

        No valuation allowance was recorded against deferred tax assets at September 30, 2000 or 1999.

        Effective with the tax year beginning October 1, 1996, the Bank was no longer able to use the percentage of taxable income method and began to recapture tax bad debt reserves of $936,968 over a six year period. The reserves to be recaptured consist of bad debt deductions after December 31, 1987. If the amounts deducted prior to December 31, 1987 are used for purposes other than for loan losses, such as in a distribution in liquidation or otherwise, the amounts deducted would be subject to federal income tax at the then current corporate tax rate. The Bank had recorded a deferred tax asset related to the allowance for loan losses reported for financial reporting purposes and a deferred tax liability for special bad debt deductions after December 31, 1987. The Bank, in accordance with SFAS No. 109, has not recorded a deferred tax liability of approximately $1,900,000 related to approximately $5,585,000 of cumulative special bad debt deductions prior to December 31, 1987.

12.     Regulatory Matters

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of core and tangible capital (as defined in the regulations) to assets (as defined) and core and total capital to risk weight assets (as defined). Management believes, as of September 30, 2000, that the Bank meets all capital adequacy requirements to which it is subject.

        As of September 30, 2000, the most recent notification from the Office of Thrift Supervision (OTS) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

        The Bank's actual capital amounts (in thousands) and ratios are also presented in the following table:

                                                                                              To Be Well
                                                                                           Capitalized Under
                                                                      For Capital          Prompt Corrective
                                               Actual              Adequacy Purposes:      Action Provisions:
                                     ---------------------------  ---------------------  -----------------------
                                         Amount          Ratio      Amount      Ratio      Amount       Ratio
                                     ----------------   --------  ------------  -------  ------------  ---------
As of September 30, 2000:
Total (Risk-Based) Capital
     (to Risk Weighted Assets)              $ 21,185      17.1%       $ 9,920     8.0%       $12,400      10.0%
Core (Tier I) Capital
     (to Risk Weighted Assets)                19,809      16.0%           N/A                  7,440       6.0%
Core (Tier I) Capital - leverage
     (to Assets)                              19,809       8.0%         9,896     4.0%        12,370       5.0%

As of September 30, 1999:
Total (Risk-Based) Capital
     (to Risk Weighted Assets)              $ 19,615      16.1%       $ 9,739     8.0%       $12,173      10.0%
Core (Tier I) Capital
     (to Risk Weighted Assets)                18,297      15.0%           N/A                  7,304       6.0%
Core (Tier I) Capital - leverage
     (to Assets)                              18,297       7.6%         9,652     4.0%        12,065       5.0%

        The following is a reconciliation of net worth to regulatory capital as reported in the September 30, 2000 and 1999 reports to the Office of Thrift Supervision:

                                                       September 30,
                                              ------------------------------
                                                   2000             1999
                                              -------------    -------------

Bank net worth per report to OTS              $  19,835,000    $  18,615,000
Rounding                                                356              328
                                              -------------    -------------
Net worth as reported in accompanying
     financial statements (bank only)            19,835,356       18,615,328
Adjustments to arrive at Core (Tier I)
     and Tangible Capital:
Disallowed servicing assets                         (26,000)        (318,000)
                                              -------------    -------------
Core (Tier I) and Tangible Capital               19,809,356       18,297,328
Adjustments to arrive at Total Capital:
     Allowable portion of general allowance
          for loan losses                         1,376,000        1,318,000
                                              -------------    -------------
Total Risk-Based Capital                      $  21,185,356    $  19,615,328
                                              =============    =============
Risk weight assets                            $ 124,000,000    $ 121,734,000
                                              =============    =============

13.     Contingencies

        The Company is at times a defendant in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of such matters is not expected to have a material adverse effect on the consolidated financial condition of the Company.

14.     Employee Benefit Plans

        Employee Retirement Plan:
        The Bank has adopted a 401(k) defined contribution savings plan. Substantially all employees are covered under the contributory plan. Pension costs attributable to the years ended September 30, 2000, 1999 and 1998 were $37,556, $36,286 and $29,847, respectively, including all current service costs.

        Deferred Compensation Agreements:
        The Bank has entered into deferred compensation agreements with certain key employees that provide for cash payments to be made after their retirement. The liabilities under the agreements have been recorded at the present values of accrued benefits using a 7% interest rate. The balance of estimated accrued benefits was $235,447 and $246,285 at September 30, 2000 and 1999, respectively. In connection with the deferred compensation agreements, the Bank has purchased life insurance policies on covered employees in which the Bank is the beneficiary to assist in funding benefits. At September 30, 2000 and 1999, the cash surrender values on the policies were $421,759 and $529,842, respectively.

        Employee Stock Ownership Plan:
        Upon conversion from mutual to stock form, the Bank established an employee stock ownership plan (ESOP). The original acquisition of 136,878 shares of Company stock by the plan was funded by a loan from the Company to the ESOP, in the amount of $1,368,780. The loan, together with interest, is to be repaid over a ten year period through annual contributions by the Bank. The debt, which is accounted for as a liability of the Bank and a receivable for the Company, has been eliminated in consolidation.

        The Bank makes annual contributions to the ESOP equal to the ESOP's debt service less dividends received by the ESOP. All dividends received by the ESOP are used to pay debt service. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from the collateral and will be allocated to active employees, based on the proportion of debt service paid in the year. The Bank accounts for its ESOP shares in accordance with Statement of Position No. 93-6. Accordingly, the debt of the ESOP is recorded as debt of the Bank and the shares pledged as collateral are reported as unearned ESOP shares in the Statement of Financial Condition. As of September 30, 2000, the balance of indebtedness from the ESOP to the Company was $418,963, which is shown as a deduction from stockholders' equity on the consolidated balance sheet. The debt, which is accounted for as a liability of the Bank and a receivable for the Company, has been eliminated in consolidation. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share (EPS) computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings, dividends on unallocated ESOP shares are recorded as compensation expense. ESOP compensation expense was $154,481, $191,188 and $298,320 for the years ended September 30, 2000, 1999 and 1998, respectively. As of September 30, 2000, of the 120,120 shares acquired by the ESOP, 78,224 shares were allocated and 41,896 shares were unallocated. The 41,896 unallocated shares had an estimated market value of $764,602 at September 30, 2000.

        Management Stock Bonus Plan:
        In connection with the stock conversion, the Bank adopted three Management Stock Bonus Plans (collectively the MSBP), the objective of which is to enable the Bank to retain personnel of experience and ability in key positions of responsibility. All employees of the Bank are eligible to receive benefits under the MSBP. Benefits may be granted at the sole discretion of a committee appointed by the Board of Directors. The MSBP is managed by trustees who are non-employee directors and who have the responsibility to invest all funds contributed by the Bank to the trusts created for the MSBP.

        The MSBP has purchased 91,252 shares of the Company's stock for $965,224. These shares were granted in the form of restricted stock payable over a five-year period at the rate of one-fifth of such shares per year following the date of grant of the award. Compensation expense, in the amount of the fair market value of the common stock at the date of the grant to the employee, was recognized pro rata over the five years during which the shares were payable. All awards were fully amortized as of March 1999. A recipient of such restricted stock will be entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in escrow. If a holder of such restricted stock terminates employment for reasons other than death, disability or retirement, the employee forfeits all rights to the allocated shares under restriction. If the participant's service terminates as a result of death, disability, retirement or a change in control of the Bank, all restrictions expire and all shares allocated become unrestricted. The Board of Directors can terminate the MSBP at any time, and if it does so, any shares not allocated will revert to the Company.

15.     Stock Option Plan

        In connection with the stock conversion, the Bank's Board of Directors adopted the 1994 Stock Option Plan (the Option Plan). Pursuant to the initial Option Plan, 228,131 shares of common stock are reserved for issuance by the Company upon exercise of stock options granted to officers, directors and employees of the Bank from time to time under the Option Plan. The purpose of the option plans is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Company. Stock option plans provide for the granting of incentive and non-incentive stock options with a duration of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the option plans. Stock to be offered under the plans may be authorized but unissued common stock, or previously issued shares that have been reacquired by the Company and held as treasury shares.

        Option plans are administered by a committee of at least three non-employee directors designated by the Board of Directors (the Option Committee). The Option Committee will select the employees to whom options are to be granted and the number of shares to be granted. The option price may not be less than 100% of the fair market value of the shares on the date of the grant, and no option shall be exercisable after the expiration of ten years from the grant date. In the case of any employee who owns more than 10% of the outstanding common stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable after the expiration of five years from the grant date. The exercise price may be paid in cash, shares of the common stock, or a combination of both.

        As of the date of conversion, the Option Committee granted 228,131 shares of common stock, at an exercise price of $10 per share, contingent upon stockholder approval of the Option Plan which was ratified June 22, 1994. In addition, options for 18,479 shares of common stock, at an exercise price of $16.50 per share, were awarded on November 20, 1996; options for 2,053 shares of common stock, at an exercise price of $23.625 per share, were awarded on January 15, 1998; options for 10,000 shares were awarded on November 18, 1998 and options for 2,500 shares were awarded on April 27, 2000, at an exercise price of $15.125. All such options are exercisable immediately. As of September 30, 2000, 42,803 options have been exercised and 2,000 options have expired resulting in 216,360 options outstanding.

        The Company accounts for the fair value of its grants issued under the plans subsequent to October 1, 1996 in accordance with FASB Statement
        123. The compensation cost that has been charged against income for the plans was $0, $36,753 and $7,658 for the years ended September 30, 2000, 1999 and 1998, respectively. In accordance with SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants during the years ended September 30, 2000 and 1999: dividend yield of 2.54 percent, expected volatility of 25.00 percent, risk-free interest rate of 5.5 percent and expected life of two years. Common stock options granted during the year ended September 30, 2000 had an exercise price of $15.125 per share and an estimated fair value of $0. Common stock options granted during the year ended September 30, 1999 had an exercise price of $23.25 per share and an estimated fair value of $3.675 per share.

        Certain information for the years ended September 30, 2000 and 1999 relative to stock options is as follows:

                                                                            September 30,
                                                ------------------------------------------------------------------
                                                             2000                               1999
                                                -------------------------------     ------------------------------
                                                                  Weighted-Average                     Weighted-Average
Fixed Options                                       Shares        Exercise Price        Shares         Exercise Price
-------------                                   --------------   --------------     --------------    ------------
Outstanding at beginning of year                      258,663          $ 11.18            248,663         $ 10.70
    Granted                                             2,500            15.13             10,000           23.13
    Canceled                                           (2,000)          (23.25)
    Exercised                                         (42,803)          (11.04)
                                                --------------   --------------     --------------    ------------
Outstanding at end of year                            216,360          $ 11.14            258,663         $ 11.18
                                                ==============   ==============     ==============    ============
Exercisable at end of year                            216,360                             258,663
                                                ==============                      ==============
Number of shares available for future grant:
    Beginning of year                                       0                                   0
                                                ==============                      ==============
    End of year                                             0                                   0
                                                ==============                      ==============

16.     Off-Balance Sheet Activities

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and commitments to sell loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Statement of Financial Condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

        The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for loan commitments is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

        At September 30, 2000, the Bank had outstanding commitments to originate loans receivable of $3,667,019. The commitments outstanding at September 30, 2000 consisted of $3,587,019 in real estate loans. Of the commitments outstanding at September 30, 2000, 1,241,719 were for fixed rate loans with rates of 8.00% to 10.50% and $2,425,300 were for adjustable rate loans with initial rates of 7.125% to 8.50%.

        At September 30, 2000, the Bank had unfunded commitments under lines of credit of $4,612,594. Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. The Bank uses the same credit policies in extending lines of credit as it does for on-balance-sheet instruments.

        At September 30, 2000, the Bank had commercial letters of credit of $109,200. Commercial letters of credit are conditional commitments issued by the bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments if deemed necessary.

        Loan commitments are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counter-party. Collateral held is primarily residential real estate, but may include autos, accounts receivable, inventory, property, plant and equipment.

        The Bank had no outstanding commitments from mortgage banking concerns to purchase loans yet to be originated at September 30, 2000.

        The Bank had outstanding commitments with mortgage banking concerns to sell loans of $658,387 at September 30, 2000, the outstanding commitments expire on October 27, 2000.

        The Bank had no commitments to purchase mortgage-backed securities or investments at September 30, 2000.

        At September 30, 2000, loans with a carrying value of $8,854,493 have been classified by management as held-for-sale. The carrying value of these loans is at the lower of cost or market value as of September 30, 2000.

17.     Significant Concentrations of Credit Risk

        The Bank grants mortgage, consumer and business loans primarily to customers within the state. Although the Bank has a diversified loan portfolio, a substantial portion of its customers' ability to honor their contracts is dependent upon the agribusiness and energy sectors of the economy. The Bank's net investment in loans is subject to a significant concentration of credit risk given that the investment is primarily within a specific geographic area.

        As of September 30, 2000 the Bank had a net investment of $191,514,140 in loans receivable. These loans possess an inherent credit risk given the uncertainty regarding the borrower's compliance with the terms of the loan agreement. To reduce credit risk, the loans are secured by varying forms of collateral, including first mortgages on real estate, liens on personal property, savings accounts, etc. It is generally Bank policy to file liens on titled property taken as collateral on loans, such as real estate and autos. In the event of default, the Bank's policy is to foreclose or repossess collateral on which it has filed liens.

        In the event that any borrower completely failed to comply with the terms of the loan agreement and the related collateral proved worthless, the Bank would incur a loss equal to the loan balance.

18.     Related Party Transactions

        Directors and primary officers of the Company were customers of, and had transactions with, the Bank in the ordinary course of business during the two years ended September 30, 2000 and 1999, and similar transactions are expected in the future. All loans included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of loss or present other unfavorable features.

        The following analysis is of loans made to principal officers, directors and principal holders of equity securities that individually exceeded $60,000 in aggregate during the year ended September 30, 2000:

                Balance, September 30, 1999                    $ 2,544,918

                New loans                                        1,294,239
                Repayments                                      (1,019,505)
                                                               -----------
                Balance, September 30, 2000                    $ 2,819,652
                                                               ===========

        The Bank has made several commercial loans to a director that at times have approached the loans to one borrower limitations. The Bank evaluates the loan limitations and sells the loans if they would exceed the loans to one borrower limitation.

19.     Disclosures about Fair Value of Financial Instruments

        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

        Cash:
        For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

        Time deposits in financial institutions:
        The fair value of fixed maturity certificate of deposits are estimated using the rates currently offered for deposits of similar remaining maturities.

        Investment securities and mortgage-backed securities: For securities held for investment purposes, fair values are based on quoted market prices or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

        Loans receivable:
        The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

        Deposit liabilities:
        The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit are estimated using the rates currently offered for deposits of similar remaining maturities.

        Advances and other borrowings from Federal Home Loan Bank: The fair value of advances from the Federal Home Loan Bank are estimated using the rates offered for similar borrowings.

19.     Disclosures about Fair Value of Financial Instruments (Continued)

        Commitments to extend credit:
        The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

        The estimated fair values of the Bank's financial instruments are as follows:

                                                            September 30, 2000                  September 30, 1999
                                                       ------------------------------   ------------------------------
                                                           Carrying          Fair           Carrying           Fair
                                                            Amount           Value           Amount           Value
                                                       --------------  --------------   --------------   -------------
                                                                (In Thousands)                 (In Thousands)
Financial assets:
     Cash and cash equivalents:
         Interest-bearing                                    $ 3,755         $ 3,755          $ 4,377         $ 4,377
         Non-interest bearing                                  1,335           1,335            1,598           1,598
     Time deposits in other financial institutions               282             282              290             290
     Investment securities held-to-maturity                   28,667          27,264           28,850          27,970
     Investment securities available-for-sale                  9,588           9,588           12,022          12,022
     Mortgage-backed securities held-to-maturity              10,112          10,036           13,489          13,472
     Loans receivable                                        182,660         181,588          177,236         177,317
     Loans held-for-sale                                       8,854           8,912              604             604

Financial liabilities:
     Deposits                                                165,325         164,723          158,936         158,317
     Advances and other borrowings from
         the Federal Home Loan Bank                           57,000          56,879           58,000          57,067

                                                              Par             Fair             Par             Fair
                                                             Value           Value            Value            Value
                                                       --------------  --------------   --------------   -------------
     Unrecognized financial instruments:
         Commitments to extend credit                        $ 3,667         $ 3,672          $ 3,292         $ 3,329

         Commitments to sell loans                               658             664              678             690

20.     Restrictions on Retained Earnings

        The Bank may not declare or pay a cash dividend to the Company if the effect would cause the net worth of the Bank to be reduced below either the amount required for the "liquidation account" or the net worth requirement imposed by the OTS. If all capital requirements continue to be met, the Bank may not declare or pay a cash dividend in an amount in excess of the Bank's net earnings for the fiscal year in which the dividend is declared plus one-half of the surplus over the capital requirements, without prior approval of the OTS.

        Office of Thrift Supervision regulations require that upon conversion from mutual to stock form of ownership, a liquidation account be established by restricting a portion of net worth for the benefit of eligible savings account holders who maintain their savings accounts with the Bank after conversion. In the event of complete liquidation (and only in such event) each savings account holder who continues to maintain their savings account shall be entitled to receive a distribution from the liquidation account after payment to all creditors but before any liquidation distribution with respect to common stock. The initial liquidation account was established at $15,489,000. This account may be proportionately reduced for any subsequent reduction in the eligible holder's savings accounts.

21.     Quarterly Results of Operations (Unaudited)

        Following is a summary of the unaudited quarterly results of operations for the year ended September 30, 2000:

                                                                       Quarter Ended
                                        -----------------------------------------------------------------------------
                                          December 31           March 31             June 30          September 30
                                        -----------------   -----------------    -----------------  -----------------

Interest income                               $4,479,222          $4,457,181           $4,559,143         $4,735,062
Interest expense                               2,590,072           2,722,718            2,856,578          3,059,992
                                        -----------------   -----------------    -----------------  -----------------
Net interest income                            1,889,150           1,734,463            1,702,565          1,675,070
Provision for losses on loans                    135,000              95,000              135,000            (98,030)
                                        -----------------   -----------------    -----------------  -----------------
Net interest income, after provision
     for losses                                1,754,150           1,639,463            1,567,565          1,773,100
Non-interest income                              226,877             223,930              251,351            275,322
Non-interest expenses                         (1,025,123)         (1,001,996)            (966,849)        (1,062,478)
                                        -----------------   -----------------    -----------------  -----------------
Income before income taxes                       955,904             861,397              852,067            985,944
Provision for income taxes                      (369,300)           (357,000)            (340,600)          (205,047)
                                        -----------------   -----------------    -----------------  -----------------
Net income                                     $ 586,604           $ 504,397            $ 511,467          $ 780,897
                                        =================   =================    =================  =================
Earnings per common share:
     Basic                                        $ 0.55              $ 0.47               $ 0.46             $ 0.71
     Diluted                                        0.50                0.43                 0.44               0.67

Dividends declared per share                      $ 0.15              $ 0.15               $ 0.15             $ 0.15

22.    Parent Company Financial Information

       Condensed financial statements of Landmark Bancshares, Inc. (Parent Company) are shown below. The Parent Company has no significant operating activities.

                   Condensed Statements of Financial Condition
                        As of September 30, 2000 and 1999
                                 (In Thousands)

                                                                  2000        1999
                                                                --------    --------
ASSETS
     Cash and cash equivalents                                  $    192    $    778
     Time deposits in other financial institutions                   282         290
     Investment securities available-for-sale                      3,825       4,571
     Investment in subsidiary                                     19,835      18,615
     Loans receivable                                                419         556
     Other assets                                                    439         491
                                                                --------    --------
         Total assets                                           $ 24,992    $ 25,301
                                                                ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
     Liabilities:
         Borrowings from subsidiary                             $  1,254    $  2,800
         Accrued expenses and other liabilities                       76          97
                                                                --------    --------
              Total liabilities                                    1,330       2,897
                                                                --------    --------
     Stockholders' equity:
         Common stock                                                228         228
         Additional paid-in capital                               22,475      22,706
         Retained income                                          24,023      22,290
         Net unrealized gain on available-for-sale securities       (111)       (120)
         Unamortized amounts related to ESOP and MSBP               (419)       (556)
                                                                --------    --------
                                                                  46,196      44,548
         Treasury stock, at cost                                 (22,534)    (22,144)
                                                                --------    --------
              Total stockholders' equity                          23,662      22,404
                                                                --------    --------
         Total liabilities and stockholders' equity             $ 24,992    $ 25,301
                                                                ========    ========

                       Condensed Statements of Operations
              For the Years Ended September 30, 2000, 1999 and 1998
                                 (In Thousands)

                                   2000       1999      1998
                                  -------    -------   -------
Equity earnings of subsidiary     $ 2,332    $ 2,079   $ 2,267
Interest and dividend income          236        224       248
Net gain on sale of investments        51        500       202
Other                                  26          5       (77)
                                  -------    -------   -------
    Total income                    2,645      2,808     2,640
                                  -------    -------   -------
Operating expenses                    302        360       235
                                  -------    -------   -------
    Income before income taxes      2,343      2,448     2,405
Income tax expense (benefit)          (40)        93        41
                                  -------    -------   -------
    Net income                    $ 2,383    $ 2,355   $ 2,364
                                  =======    =======   =======

                       Condensed Statements of Cash Flows
              For the Years Ended September 30, 2000, 1999 and 1998
                                 (In Thousands)

                                                                  2000       1999       1998
                                                                -------    -------    -------
Cash Flows from Operating Activities
     Net income                                                 $ 2,383    $ 2,355    $ 2,364
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Equity in net income of subsidiary                      (2,332)    (2,079)    (2,267)
         Gain on sale of investments                                (51)      (500)      (202)
         (Increase) decrease in other assets                       (140)        57       (165)
         Increase (decrease) in other liabilities                   (21)        48        (17)
         Other                                                       21         52        164
                                                                -------    -------    -------
         Net cash used by operating activities                     (140)       (67)      (123)
                                                                -------    -------    -------
Cash Flows from Investing Activities
     Dividends from subsidiary                                    1,300      5,700      8,000
     Acquisition of investment securities available-for-sale,
        including deposits                                                    (287)    (3,765)
     Proceeds from sale of investment securities
        available-for-sale                                          870      1,516        669
     Decrease in loans to subsidiary and ESOP, net                  137        137        152
     Proceeds from sale of equity investment                        166
     Other loans, net                                                          245        (95)
                                                                -------    -------    -------
         Net cash provided by investing activities                2,473      7,311      4,961
                                                                -------    -------    -------
Cash Flows from Financing Activities
     Proceeds from subsidiary note payable                        1,454      4,942      8,200
     Repayment of net payable to subsidiary                      (3,000)    (6,842)    (3,500)
     Purchase of treasury stock                                  (1,083)    (4,240)    (8,654)
     Proceeds from exercise of stock options                        360
     Cash dividends paid                                           (650)      (805)      (929)
                                                                -------    -------    -------
         Net cash used by financing activities                   (2,919)    (6,945)    (4,883)
                                                                -------    -------    -------
         Increase (decrease) in cash and cash equivalents          (586)       299        (45)
         Cash and cash equivalents at beginning of year             778        479        524
                                                                -------    -------    -------
         Cash and cash equivalents at end of year               $   192    $   778    $   479
                                                                =======    =======    =======

23.     Subsequent Event - Accounting for Derivatives and Hedging Activity

        In June 1998, FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement requires the recognition of all derivative financial instruments as either assets or liabilities in the statement of financial position and measurement of those instruments at fair value. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements will depend on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the asset or liability hedged. Under the provisions of SFAS No. 133, the method that will be used for assessing the effectiveness of a hedging derivative, as well as the measurement approach for determining the ineffective aspects of the hedge, must be established at the inception of the hedge. The methods must be consistent with the entity's approach to managing risk. SFAS No. 137 was issued in June 1999 to modify SFAS No. 133 regarding recognition in the balance sheet of embedded derivatives that are to be separated from the host contract. SFAS No. 138 was issued in June 2000 to amend SFAS No. 133 before its effective date to address a limited number of issues causing implementation difficulties for a large number of entities.

        As issued, SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. SFAS No. 137 also amended SFAS 133 by postponing the mandatory effective date to all fiscal quarters of fiscal years beginning after June 15, 2000, with initial application as of the beginning of an entity's fiscal quarter; on that date, hedging relationships must be designated anew and documented pursuant to the provisions of this Statement. Earlier application is encouraged, but is permitted only as of the beginning of any fiscal quarter beginning after June 15, 2000. Retroactive application to financial statements of prior periods is prohibited. Management of the Company will adopt the provisions of this statement beginning October 1, 2000.

        As permitted by SFAS No. 133, on October 1, 2000, the Company transferred all of its securities from the held-to-maturity portfolio to the available-for-sale and trading portfolios as follows:

                                                                   Securities Transferred
                                     -----------------------------------------------------------------------------------
                                                                       Available
                                          Trading             for Sale               Total                Total
     Security                         (at fair value)      (at fair value)      (at fair value)      (at book value)
     --------                        ------------------   ------------------   ------------------  ---------------------
     Investment securities                 $ 9,642,188          $17,621,420         $ 27,263,608           $ 28,666,885
     Mortgage-backed-securities                                  10,035,853           10,035,853             10,112,018
                                     ------------------   ------------------   ------------------  ---------------------
                  Total                    $ 9,642,188          $27,657,273         $ 37,299,461           $ 38,778,903
                                     ==================   ==================   ==================  =====================

        As of October 1, 2000, the effect of the transfer of these securities was reported as a cumulative adjustment from a change in accounting principle, net of tax benefits, impacting earnings and other comprehensive income as follows:

                                             Adjustment to
                               Adjustment        Other
                                   to        Comprehensive       Total
                                Earnings        Income        Adjustments
                               ------------  -------------  --------------
Investment securities           $ (339,697)   $(1,063,580)   $ (1,403,277)
Mortgage-backed securities                        (76,165)        (76,165)
                               ------------  -------------  --------------
    Pre-tax loss                  (339,697)    (1,139,745)     (1,479,442)
Income tax benefit                 125,144        419,882         545,026
                               ------------  -------------  --------------
    Net loss                    $ (214,553)   $  (719,863)   $   (934,416)
                               ============  =============  ==============

        The impact to earnings resulted in a loss of $214,553 that was recorded against current operations as of October 1, 2000, as a cumulative adjustment from a change in accounting principle, net of tax benefits. Future changes in fair value for any remaining securities in the trading portfolio will be reflected through current operation. Changes in fair value for any securities in the available-for-sale portfolio will be adjusted through other comprehensive income.